EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



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                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary                              Ownership         State of Incorporation
----------                              ---------         ----------------------

A. J. Smith Federal Savings Bank           100%                  Federal

A. J. S Insurance, LLC                     100%                  Illinois